As filed with the Securities and Exchange Commission on June 26, 1998
                                            Registration Statement No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  InaCom Corp.
             (Exact name of registrant as specified in its charter)
              Delaware                                      47-0681813
(State or other jurisdiction of
incorporation or organization)         (I.R.S. Employer Identification Number)
                               10810 Farnam Drive
                              Omaha, Nebraska 68154
                                 (402) 392-3900
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               David C. Guenthner
                               10810 Farnam Drive
                              Omaha, Nebraska 68154
                                 (402) 392-3900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------
                                   Copies to:
                               David L. Hefflinger
                      McGrath, North, Mullin & Kratz, P.C.
                                   Suite 1400
                             One Central Park Plaza
                                 Omaha, NE 68102

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement. If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of each class of securities        Amount to be    Proposed maximum          Proposed maximum              Amount of
to be registered                          registered     offering price per unit   aggregate offering price(1)   Registration Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.10 par value)........      1,318,650          $30.41                  $40,100,147               $11,830
====================================================================================================================================
----------

         (1)Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share as reported on the New York Stock Exchange on June 19, 1998.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                               1,318,650 Shares of
                                  InaCom Corp.
                                  COMMON STOCK
                                ($.10 Par Value)
                               -------------------


         All 1,318,650 shares (the "Common Stock") may be offered for sale from time to time by and for the account of certain stockholders (the "Selling Stockholders") of InaCom Corp. ("InaCom" or the "Company") or by pledgees, donees, transferees or other successors in interest of such Selling Stockholders. The Selling Stockholders acquired the Common Stock in connection with a certain business acquisition by InaCom. See "Selling Stockholders". Such sales may be made on the New York Stock Exchange, on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. See "Plan of Distribution".

         InaCom will not receive any of the proceeds of the sale of the Common Stock. All expenses relating to the distribution of the Common Stock are to be borne by InaCom, other than selling commissions and fees and expenses of counsel and other representatives of the Selling Stockholders. The Common Stock is listed on the New York Stock Exchange under the symbol "ICO." On _____ __, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange was $______ per share.

-------------------------------------------------------------------------------


     These securities have not been approved by the Securities and Exchange
          Commission or any state securities commission nor have these organizations determined that this prospectus
                  is accurate and complete. Any representation
                     to the contrary is a criminal offense.
              -----------------------------------------------------






















_______________, 1998

                       CERTAIN FORWARD-LOOKING STATEMENTS

         The Prospectus, including documents incorporated by reference herein, contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including factors described in documents incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

                                     INACOM

         Inacom is a leading single-source provider of information technology products and technology management services designed to enhance the productivity of information systems primarily for Fortune 1000 clients. The Company offers a comprehensive range of integrated life cycle services to manage the entire technology life cycle including: (1) technology planning, (2) technology procurement, (3) technology integration, (4) technology support, and (5) technology management. Inacom's expertise includes the integration of voice and data communications. Inacom sells its products and services through a marketing network of Company-owned business centers throughout the United States that focus on serving large corporations. The Company also has a network of value-added resellers that typically have a regional, industry, or specific product focus. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada, and Mexico to satisfy the technology management needs of its multinational clients.

         The Company's headquarters is located at 10810 Farnam Drive, Omaha, Nebraska 68154, and its telephone number is (402) 758-3900.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Class A Preferred Stock, par value $1.00 per share. As of April 28, 1998, there were 15,377,828 shares of Common Stock outstanding and no shares of Class A Preferred Stock outstanding.


         On June 15, 1996, InaCom issued $55,250,000 in aggregate principal amount of its 6% Convertible Subordinated Debentures due June 15, 2006 (the "6% Debentures"). The 6% Debentures are convertible at the option of the holder into Common Stock at a conversion price of $24.00 per share; an aggregate of 2,302,084 shares of Common Stock would be issued if all 6% Debentures were converted into Common Stock.

         On November 4, 1997 and November 20, 1997, InaCom issued $86,250,000 in aggregate principal amount of its 4.5% Convertible Subordinated Debentures due November 1, 2004 (the "4.5% Debentures"). The 4.5% Debentures are convertible at any time into Common Stock at a conversion price of $39.63 per share; an aggregate of 2,176,519 shares of Common Stock would be issued if all 4.5% Debentures were converted into Common Stock.

Common Stock

         Holders of outstanding Common Stock are entitled to such dividends as may be declared by the Company Board of Directors out of the assets legally available for that purpose, and are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. The holders of shares of Common Stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the Common Stock voting for the election of directors can elect all the directors, and the remaining holders will not be able to elect any directors. The holders of Common Stock have no pre-emptive or other subscription rights, and there are no conversion or redemption or sinking fund provisions with respect to such shares.

         All of the outstanding shares of Common Stock will be, and when issued upon conversion of the 6% Debentures and 4.5% Debentures, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

         The Company Board of Directors is authorized to issue up to 1,000,000 shares of Class A Preferred Stock in one or more series, from time to time, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Company Board of Directors. The authority of the Company Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares; (ii) the dividend rate and the date from which dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (iv) whether shares shall be convertible, and, if so, the terms and provisions thereof; (v) what restrictions are to apply, if any, on the issue or reissue of any additional Class A Preferred Stock; and (vi) whether shares have voting rights. Shares of Class A Preferred Stock may be issued with a preference over the Common Stock as to the payment of dividends. No shares of Class A Preferred Stock have been issued.

         Classes of stock such as the Class A Preferred Stock may be used, in certain circumstances, to create voting impediments on extraordinary corporate transactions or to frustrate persons seeking to effect a merger or otherwise to gain control of the Company. For the foregoing reasons, any shares of Class A Preferred Stock issued by the Company could have an adverse effect on the rights of the holders of the Common Stock. The Company has no present plans to issue any shares of Class A Preferred Stock.

Liquidation and Other Rights

         Upon liquidation, the holders of Common Stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of series of Class A Preferred Stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of Common Stock and will subject the Common Stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

Advance Notice Requirements in Connection with Stockholder Meetings

         The Company bylaws establish an advance notice procedure for bringing business before an annual meeting of stockholders and for nominating (other than by or at the direction of the Board of Directors) candidates for election as directors at a meeting of stockholders. To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election of directors at a meeting must be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the meeting. In the event that less than 40 days' notice or prior public disclosure of the date is given or made to stockholders, notice by the stockholder must be received no later than the tenth day following the date on which notice of the date of the meeting was mailed or public disclosure thereof was made.

Section 203 of the Delaware General Corporation Law

         Section 203 of the General Corporation Law of the Delaware prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless upon consummation of such transaction the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced or unless the business combination is, or the transaction in which such person became interested stockholder was, approved in a prescribed manner. A "business combination" includes a merger, an asset sale and any other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

Transfer Agent

         The transfer agent for the Common Stock is First Chicago Trust Company of New York.

                              SELLING STOCKHOLDERS

         The 1,318,650 shares of Common Stock offered in this Prospectus are owned by or may be issued to the following Selling Stockholders in the indicated amounts:

                                                                Shares of          Shares of Common Stock
                   Selling Stockholder                     Common Stock Owned        Which May Be Issued
         Robert S. Starr                                      814,459                   108,595

         The Robert S. Starr Irrevocable Trust
         for Steven B. Starr                                  174,527                    23,271

         The Robert S. Starr Irrevocable Trust
         for Bradley R. Starr                                 174,527                    23,271


         InaCom acquired Office Products of Minnesota Inc. on June 19, 1998 and issued an aggregate of 1,163,513 shares to the Selling Stockholders and may issue up to an additional 155,137 shares to such Selling Stockholders pursuant to earnout provisions.

                              PLAN OF DISTRIBUTION

         The Common Stock may be offered from time to time on the New York Stock Exchange, on other exchanges on which the Common Stock may be listed, in the over-the-counter market or in other ways not involving market-makers or established trading markets, including direct sales to purchasers or sales effected through agents, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of an exchange; (d) ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
(e) pursuant to call and put options or similar rights giving the holder, the broker or dealer the right to purchase or the Selling Stockholders, the broker or dealer the right to sell a fixed amount of Common Stock at pre-negotiated prices; and (f) by bona fide pledgees of shares pursuant to loan and pledge agreements with the Selling Stockholders. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated by the Selling Stockholders.

                                     EXPERTS

         The consolidated financial statements and schedule of InaCom Corp. as of December 27, 1997 and December 28, 1996, and for each of the years in the three-year period ended December 27, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby have been passed upon for the Company by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange and information is available on us at that location.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the SEC.

         o Annual Report on Form 10-K for the year ended December 27, 1997; and

         o Quarterly Report on Form 10-Q for the quarter ended March 28, 1998.

         o The description of the InaCom Common Stock contained in InaCom's registration statements filed pursuant to the Securities Exchange Act of 1934, and any amendment or report filed for the purposes of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                   InaCom Corp.
                   10810 Farnam Drive
                   Omaha, Nebraska  68154
                   (Attention: David C. Guenthner, Chief Financial Officer)
                   (402) 758-3900

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or the solicitation of an offer to buy, the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                                -----------------


     TABLE OF CONTENTS
                                                              Page
Certain Forward-Looking Statements............                   2
InaCom........................................                   2
Description of Capital Stock..................                   2
Selling Stockholders..........................                   4
Plan of Distribution..........................                   4
Experts.......................................                   5
Legal Matters.................................                   5
Where You Can Find More Information...........                   5










                                    1,318,650
                                     Shares

                                       of


                                  InaCom Corp.



                                  Common Stock
                                ($.10 Par Value)

                                 --------------


                                   PROSPECTUS
                                __________, 1998

                                  -------------





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fees of the Commission.

=====================================================================
                Item                       Amount to be paid by
                                                  Company
---------------------------------------------------------------------
SEC registration fee                          $11,830
---------------------------------------------------------------------
Printing and engraving expenses                $1,000*
---------------------------------------------------------------------
Accounting fees and expenses                  $10,000*
---------------------------------------------------------------------
Legal fees and expenses                       $15,000*
---------------------------------------------------------------------
Miscellaneous                                  $2,170*
---------------------------------------------------------------------
 Total                                        $40,000*
=====================================================================

-------------------------
*Estimated

Item 15. Indemnification of Directors and Officers.

          Pursuant to Article VII of the Certificate of Incorporation of InaCom, InaCom shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to InaCom or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after May 27, 1987. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to InaCom or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

          The by-laws of InaCom provide for indemnification of InaCom's officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by them, including liability arising under the Securities Act of 1933, to the extent legally permissible under section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving InaCom in such capacity. Generally, under Delaware law, indemnification may only be available where an officer or director can establish that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of InaCom.


Item 16. Exhibits.

Exhibit    4.1         Specimen   Common  Stock   Certificate   incorporated  by
                       reference from Exhibit 4.1 of the Company's registration statement on Form S-3 (333-11687)

           4.4 Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 27, 1997.

           4.5 Bylaws of the Company, as amended to date, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

           5.1         Opinion of McGrath, North, Mullin & Kratz, P.C.

          23.1         Consent of KPMG Peat Marwick LLP

          23.2         Consent of McGrath, North, Mullin & Kratz, P.C.
                       (included in Exhibit 5.1)

          24           Powers of Attorney

Item 17. Undertakings.

The undersigned registrant ("Registrant") hereby undertakes

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus, any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included i a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

         (3) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
                  Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to written agreements, Bylaw provisions or the Delaware Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, InaCom Corp., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 26th day of June, 1998.

                                  INACOM CORP.

                                                    /s/ Bill L. Fairfield
                                                By:___________________________
                                                   Bill L. Fairfield, President

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of June, 1998.

                  Signature                               Title
/s/ Bill L. Fairfield
_____________________________________              President (Principal
        Bill L. Fairfield                             Executive Officer) and
                                                               Director
/s/ David C. Guenthner
_____________________________________              Executive Vice President
        David C. Guenthner                           and Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)


         Joseph Auerbach*                          Director
         Mogens C. Bay*                            Director
         James Q. Crowe*                           Director
         W. Grant Gregory*                         Director
         Rick Inatome*                             Director
         Joseph Inatome*                           Director
         Gary Schwendiman*                         Director
         Linda S. Wilson*                          Director

         * Bill L. Fairfield, by signing his name hereto, signs the Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Bill L. Fairfield to sign this Registration Statement on behalf of each of the indicated Directors of InaCom Corp. is filed herewith as Exhibit 24.

                                                   /s/ Bill L. Fairfield
                                                By:________________________
                                                   Bill L. Fairfield
                                                   Attorney-in-Fact

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                                  EXHIBIT INDEX

Exhibit                    Description                                      Page

4.1    Specimen  Common  Stock  Certificate  incorporated  by  reference  from
       Exhibit  4.1  of the  Company's  registration  statement  on  Form  S-3
       (333-11687)

4.4 Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 27, 1997.

4.5 Bylaws of the Company, as amended to date, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

5.1    Opinion of McGrath, North, Mullin & Kratz, P.C.

23.1   Consent of KPMG Peat Marwick LLP

23.2   Consent of McGrath, North, Mullin & Kratz, P.C.
       (included in Exhibit 5.1)

24     Powers of Attorney

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                                      II-5